Exhibit 99.1

65 West Watkins Mill Road
Gaithersburg, MD 20878
tel: 240-632-0740
fax: 240-632-0735
www.genvec.com

Douglas J. Swirsky, CPA, CFA
Chief Financial Officer
240-632-0740
dswirsky@genvec.com
GENVEC ANNOUNCES NEW $52 MILLION CONTRACT WITH NIH/NIAID VACCINE RESEARCH CENTER TO SUPPORT HIV VACCINE PRODUCTION
Research License to be Granted to VRC for Adenovector Production Technologies
GAITHERSBURG, Md — October 5, 2006 — GenVec, Inc. (Nasdaq: GNVC) announced today that it could receive up to $52 million under a new, five-year contract with the exercise of annual renewal options by NIAID, to support the transfer of its manufacturing and purification processes to the Dale and Betty Bumpers Vaccine Research Center’s (VRC) Vaccine Pilot Plant in Frederick, Maryland to further clinical development of an HIV vaccine, including development of a larger-scale manufacturing and product-release process necessary for further HIV vaccine production.
The Vaccine Pilot Plant — a part of the National Institute of Allergy and Infectious Diseases of the National Institutes of Health, Department of Health and Human Services — produces materials for clinical research. As a part of this new contract, the VRC has agreed to take a non-exclusive research license to GenVec’s proprietary adenovector, production cell line, manufacturing process, and formulation technologies for HIV vaccines allowing for the production of next-generation HIV vaccines.
GenVec has collaborated on HIV vaccine development with the VRC for several years under a Collaborative Research and Development agreement utilizing GenVec’s adenovector technologies. Under a separate contract, GenVec has produced the adenovector-based HIV vaccine currently in Phase 2 clinical testing at its contract manufacturer, Molecular Medicine BioServices, Inc. Data from recent studies indicate that the vaccine has been well tolerated and, when administered in combination with a DNA plasmid prime, elicits a broad antibody and T-cell immune response.
“GenVec is very encouraged that our technologies continue to show promise as a vaccine for difficult diseases such as HIV,” said Dr. Paul H. Fischer, GenVec’s president and CEO. “The continued scientific and financial commitment (which could total more than $100 million for GenVec’s efforts alone) that the VRC has provided has been extremely beneficial to finding a solution for this disease.”

GenVec is a biopharmaceutical company developing novel gene-based therapeutic drugs and vaccines. Additional information about GenVec and its portfolio of product candidates is available at www.genvec.com and in the company’s filings with the Securities and Exchange Commission.
     Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future funding, programs and studies, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks relating to government procurement timing and policies (including post-award audit and potential price redeterminations); the early stage of GenVec’s product candidates under development; uncertainties relating to clinical trials; the timing and content of future U.S. Food and Drug Administration regulatory actions with respect to GenVec, its product candidates, or collaborators, risks relating to the commercialization, if any, of GenVec’s proposed product candidates (such as marketing, regulatory, patent, product liability, supply, competition and other risks); dependence on the efforts of third parties; dependence on intellectual property; and risks that we may lack the financial resources and access to capital to fund our operations. Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.
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